CALLAWAY GOLF COMPANY ANNOUNCES SECOND QUARTER 2026 RESULTS

Second Quarter Net Sales (+2%), GAAP Net Income from Continuing Operations (+67%) and Adjusted EBITDA (+36%)

Raises Full-Year Guidance

HIGHLIGHTS
•Q2 GAAP and Non-GAAP Gross Margin increased 620 basis points and 460 basis points year-over-year, respectively.
•Repurchased $84 million of common shares year to date through June 2026.
•In Q2, the Company repaid in full the $258 million of convertible notes and the $163 million outstanding under its term loan B facility.
•Raises full year 2026 Adjusted EBITDA outlook to $246 million - $260 million with a revised net sales outlook of $2.045 billion - $2.070 billion.

CARLSBAD, CA /August 4, 2026/ Callaway Golf Company (the “Company,” “Callaway,” “we,” “our,” “us”) (NYSE: CALY) announced its financial results for the second quarter ended June 30, 2026.

“We are very pleased with our second quarter results with our revenue growth, gross margin improvement and Adjusted EBITDA all exceeding expectations,” commented Chip Brewer, President and Chief Executive Officer of Callaway Golf Company. “We also continued to make significant progress on our capital allocation strategy with the repurchase of an additional $42 million of our common stock and the repayment in full of our $258 million of convertible notes and the $163 million that was remaining on our term loan B. While there is more opportunity ahead, we are pleased with the significant progress we have made, both operationally and financially, only six months into our return as a pure play golf company. We also remain encouraged by overall market conditions and the continued resilience of the golf consumer.”
CONSOLIDATED RESULTS
The Company announced the following GAAP and non-GAAP financial results for the three and six months ended June 30, 2026 and 2025:

GAAP RESULTS
(in millions, except percentages and per share data)	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Net sales	$612.2	$600.4	$11.8	2.0%	$1,299.7	$1,230.0	$69.7	5.7%
Income (loss) from operations	114.8	74.3	40.5	54.5%	253.0	177.4	75.6	42.6%
Total other income (expense), net	(3.2)	(15.7)	12.5	(79.6)%	(6.1)	(28.2)	22.1	(78.4)%
Income (loss) from equity method investments	(1.0)	—	(1.0)	n/m	(28.7)	—	(28.7)	n/m
Income (loss) from continuing operations, before income taxes	110.6	58.6	52.0	88.7%	218.2	149.2	69.0	46.2%
Income tax provision (benefit)	34.8	13.1	21.7	165.6%	67.5	40.3	27.2	67.5%
Net income (loss) from continuing operations	$75.8	$45.5	$30.3	66.6%	$150.7	$108.9	$41.8	38.4%
Net income (loss) from discontinued operations, net of tax	(0.6)	(25.2)	24.6	(97.6)%	17.6	(86.5)	104.1	(120.3)%
Net income (loss)	$75.2	$20.3	$54.9	n/m	$168.3	$22.4	$145.9	n/m
Net earnings (loss) per common share from continuing operations - diluted	$0.40	$0.24	$0.16	66.7%	$0.78	$0.56	$0.22	39.3%
Net earnings (loss) per common share - diluted	$0.40	$0.11	$0.29	n/m	$0.87	$0.13	$0.74	n/m
Weighted-average common shares outstanding - diluted	190.1	199.8	(9.7)	(4.9)%	196.3	199.0	(2.7)	(1.4)%

(1) GAAP results include $10.8 million of Phase 1 tariff refunds recognized in the second quarter.

NON-GAAP RESULTS
Non-GAAP results (1) exclude certain non-cash and non-recurring adjustments, (2) include certain adjustments to interest expense that were otherwise presented in discontinued operations, and (3) exclude the $10.8 million tariff refund benefit, all as further explained in the Additional Information and Disclosures section of this release. The Company has also provided a reconciliation of the non-GAAP information to the most directly comparable GAAP information in the tables to this release.

(in millions, except percentages and per share data)	Three Months Ended June 30,					Six Months Ended June 30,
	2026	2025	$ Change	% Change	Constant Currency vs. 2025(1)	2026	2025	$ Change	% Change	Constant Currency vs. 2025(1)
Net sales	$612.2	$600.4	$11.8	2.0%	2.8%	$1,299.7	$1,230.0	$69.7	5.7%	5.5%
Non-GAAP income (loss) from operations	$107.3	$75.2	$32.1	42.7%	46.0%	$249.5	$179.6	$69.9	38.9%	36.7%
Non-GAAP net income (loss) from continuing operations	$73.8	$38.9	$34.9	89.7%		$185.6	$96.0	$89.6	93.3%
Non-GAAP earnings (loss) per common share from continuing operations - diluted	$0.39	$0.20	$0.19	95.0%		$0.96	$0.50	$0.46	92.0%
Non-GAAP Adjusted EBITDA	$124.9	$92.0	$32.9	35.8%		$288.6	$216.9	$71.7	33.1%
(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.

SECOND QUARTER 2026 CONSOLIDATED RESULTS COMMENTARY
(All comparisons to prior periods are calculated on a year-over-year basis, unless otherwise noted)
The Company’s net sales from continuing operations of $612.2 million increased 2.0% due to a 4.5% increase in the Golf Equipment segment, driven by strength across both clubs and balls. The increase in Golf Equipment was partially offset by a 3.6% decrease in the Apparel, Gear and Other segment as a result of the timing of shipments between the first and second quarters of this year, as well as foreign exchange headwinds in Asia, partially offset by an increase in TravisMathew sales.
GAAP and non-GAAP gross margins increased approximately 620 basis points and 460 basis points to 50.1% and 48.5%, respectively. The increases in gross margin were due to continued progress on our gross margin initiatives, including select price increases, cost reductions and rationalizing lower margin business. GAAP gross margin also benefited from approximately $10.8 million of non-recurring benefits from tariff refunds, which were excluded from the Non-GAAP results.
GAAP operating expense increased 1.5%, while non-GAAP operating expense increased 0.7%. The modest increase in expense was primarily due to cost-of-living increases and inflationary pressures in the Golf Equipment and Apparel, Gear and Other segments, largely offset by corporate overhead savings.
Net income from continuing operations was $75.8 million on a GAAP basis and $73.8 million on a non-GAAP basis. Adjusted EBITDA from continuing operations was $124.9 million, which represents a 35.8% increase year-over-year. The increase in Adjusted EBITDA was driven primarily by higher net sales and improved gross margins.

SEGMENT RESULTS
SEGMENT NET SALES
The table below provides net sales by segment for the periods presented:

(in millions, except percentages)	Three Months Ended June 30,			Constant Currency vs. 2025(1)	Six Months Ended June 30,			Constant Currency vs. 2025(1)
	2026	2025	% Change	% Change	2026	2025	% Change	% Change
Golf Equipment	$430.3	$411.8	4.5%	5.3%	$916.5	$855.7	7.1%	6.7%
Apparel, Gear and Other	181.9	188.6	(3.6)%	(2.5)%	383.2	374.3	2.4%	2.6%
Net sales	$612.2	$600.4	2.0%	2.8%	$1,299.7	$1,230.0	5.7%	5.5%
(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.
SEGMENT OPERATING INCOME
The table below provides the breakout of segment operating income for the periods presented:

(in millions, except percentages)	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	Change		2026	2025	Change
Golf Equipment	$100.3	$76.2	31.6%		$217.9	$178.0	22.4%
% of segment net sales	23.3%	18.5%	480	bps	23.8%	20.8%	300	bps
Apparel, Gear and Other	33.4	29.3	14.0%		85.4	64.7	32.0%
% of segment net sales	18.4%	15.5%	290	bps	22.3%	17.3%	500	bps
Total Segment Operating Income (loss)	$133.7	$105.5	26.7%		$303.3	$242.7	25.0%
% of total segment net sales	21.8%	17.6%	420	bps	23.3%	19.7%	360	bps
Total Segment Operating Income Constant Currency Growth (decline)			29.1%				23.3%

The following is a reconciliation on a GAAP basis of total segment operating income to income before income taxes for the periods presented:

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions)	2026	2025	$ Change	2026	2025	$ Change
Total Segment operating income (loss):	$133.7	$105.5	$28.2	$303.3	$242.7	$60.6
Non-recurring items (1)	7.5	(0.9)	8.4	3.5	(2.2)	5.7
Corporate costs and expenses (2)	(26.4)	(30.3)	3.9	(53.8)	(63.1)	9.3
Income (loss) from operations	114.8	74.3	40.5	253.0	177.4	75.6
Interest income (expense), net	(4.6)	(15.3)	10.7	(10.4)	(30.2)	19.8
Other income (expense), net	1.4	(0.4)	1.8	4.3	2.0	2.3
Income (loss) from equity method investments	(1.0)	—	(1.0)	(28.7)	—	(28.7)
Income (loss) from continuing operations, before income taxes	$110.6	$58.6	$52.0	$218.2	$149.2	$69.0

(1) Includes certain non-recurring and non-cash items as described in the schedules to this release.
(2) Includes corporate general and administrative expenses not utilized by management in determining segment profitability. For 2025, corporate costs and expenses also include adjustments for discontinued operations related to indirect costs that were previously allocated to the Topgolf and Jack Wolfskin businesses.

BALANCE SHEET AND CASH FLOW HIGHLIGHTS
•Inventory decreased $49.7 million year-over-year to $518.2 million, largely driven by strong sell-through and higher net sales, the Company’s working capital initiatives and the timing of inventory shipments.
•As of June 30, 2026, the Company was in a net cash position with $74 million in debt outstanding (including $23 million in financing leases) and unrestricted cash and cash equivalents of $278 million.
•During the second quarter, the Company repaid in full its $258 million in convertible notes and the remaining $163 million outstanding under its term loan B facility.
•Year-to-date through June 30, 2026, the Company has repurchased 5.9 million shares of its common stock and has $120 million remaining repurchase authority under its current repurchase program.

TARIFF UPDATE
On July 24, 2026, the temporary 10% global minimum tariffs under Section 122 of the Trade Act of 1974 expired and new Section 301 forced labor tariffs were implemented and took effect the following day, ranging between 10% - 12.5% depending on the country.
The Company had previously assumed tariffs would increase to 20% once the temporary tariffs expired so the recently announced Section 301 tariffs are upside versus its previous guidance. The Company now expects that the full year gross tariff expense for 2026 will be approximately $43 million, a net improvement of approximately $7 million compared to its prior guidance. The full year gross tariff expense in 2025 was $34 million.
The Company continues to believe that it has the opportunity to obtain refunds of up to just under $50 million in the aggregate over the course of the refund program. The Company has applied for both Phase 1 and Phase 2 refunds, representing approximately $11 million and $32 million, respectively. The Company has received all of the Phase 1 refunds to date, which were recognized in Q2, and almost $7 million of the Phase 2 refunds, which will be recognized in Q3. We expect to receive the balance of the Phase 2 refunds in the second half of this year. The Company expects there will be almost $7 million to apply for in Phase 3, which brings its refund potential to approximately $50 million.

2026 OUTLOOK
Given the strength of the Company’s first half results and general health of the golf market, the Company increased its full-year guidance. As the Company previously reported, the Company’s second half results will be impacted by fewer new product launches compared to 2025, including the shift of a new irons launch into 2027, and the rationalization of certain lower margin business to improve the Company’s profitability. The Company also expects less dividend income in the second half of 2026 due to the use of cash to pay off over $1.4 billion of debt during the first half of 2026. The Company’s guidance also reflects its revised tariff forecast discussed above.

2026 FULL YEAR OUTLOOK
(in millions, except where noted otherwise)

	2026 Current Estimate	2026 Previous Estimate	2025 As Reported
Consolidated Net Sales	$2.045 to $2.070B	$2.015 to $2.070B	$2.06B
Adjusted EBITDA (1)	$246 to $260	$211 to $233	$222

(1) Non-GAAP measure. See “Additional Information and Disclosures—Non-GAAP Information” for more information and the schedules to this press release for reconciliations to the most directly comparable GAAP measure.

2026 THIRD QUARTER OUTLOOK
(in millions)
	Q3 2026 Estimate	Q3 2025 As Reported
Consolidated Net Sales	$415 to $435	$463
Adjusted EBITDA (1)	$10 to $20	$31

(1) Non-GAAP measure. See “Additional Information and Disclosures—Non-GAAP Information” for more information and the schedules to this press release for reconciliations to the most directly comparable GAAP measure.

ADDITIONAL INFORMATION AND DISCLOSURES
Conference Call and Webcast
The Company will be holding a conference call at 2:00 p.m. Pacific time today, August 4, 2026, to discuss the Company’s financial results, outlook and business. The call will be webcast live on our investor relations website at https://ir.callawaygolf.com/news-and-events/presentations. The Company’s earnings presentation will be available ahead of the call and will include additional details. A replay of the conference call will be available approximately two hours after the call ends. The replay may be accessed through the Investor Relations section of the Company’s website at https://ir.callawaygolf.com.
Non-GAAP Information
The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:
Constant Currency Basis. The Company provided certain information regarding the Company’s financial results or projected financial results on a "constant currency basis" or as "constant currency" results. This information estimates the impact of changes in foreign currency exchange rates on the translation of the Company’s current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-Recurring, Non-cash and Interest Expense Adjustments. The Company provided information excluding certain non-cash amortization of acquired intangible assets, including customer and distributor relationships and acquired developed technology related to the Company’s acquisitions of TravisMathew and OGIO (together, the “Acquisitions”). While the amortization of acquired intangible assets is excluded from the calculation of non-GAAP net income, the revenue and operating costs associated with these acquired companies is reflected in non-GAAP net income calculations, as well as the acquired assets that contribute to revenue generation. For specific non-recurring adjustment items, including the exclusion of the $10.8 million tariff benefit, please see the Supplemental Financial Information and Non-GAAP Reconciliation section of this release. Non-recurring adjustments include, among other things, subtraction of costs related to a plan intended to optimize organizational efficiencies and decrease operating costs under the separate business structures that are anticipated after the separation of Topgolf (the “Transformation Plan”). Costs incurred related to Non-Recurring and Non-Cash Adjustments are excluded from the measurement of segment profitability for internal and external reporting purposes. In addition, we have added back to certain of our non-GAAP results interest expense relating to debt incurred at the corporate level that is categorized under discontinued operations in order to burden continuing operations with the full impact of the Company’s total term debt.
Adjusted EBITDA. The Company provides information about its results excluding interest, taxes, depreciation and amortization expenses, stock compensation expense, non-cash lease amortization expense, and the non-recurring and non-cash items referenced above.
In addition, the Company has included in the schedules attached to this release a reconciliation of certain non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company’s business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance, and, in some cases, financial condition, of the Company’s business with regard to these items.
For forward-looking Adjusted EBITDA from Continuing Operations, a reconciliation to net income (loss) from continuing operations, the most closely comparable GAAP financial measure, is not provided because the Company is unable to provide such reconciliation without unreasonable efforts. The inability to provide a reconciliation is because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income from continuing operations in the future but would not impact Adjusted EBITDA from Continuing Operations. These items may include certain non-cash depreciation, which will fluctuate based on the Company’s level of capital expenditures, non-cash amortization of intangibles related to the Company’s Acquisitions, income taxes, which can fluctuate based on changes in the other items noted and/or future forecasts, interest expense, which varies based upon the amount of borrowing to fund the business, and other non-recurring costs and non-cash adjustments. Historically, the Company has excluded these items from Adjusted EBITDA from Continuing Operations. The Company currently expects to continue to exclude these items in future disclosures of Adjusted EBITDA from Continuing Operations and may also exclude other items that may arise. The events that typically lead to the recognition of such adjustments are inherently unpredictable as to if or when they may occur, and therefore actual results may differ materially. This unavailable information could have a significant impact on net income from continuing operations.
Equity Method Investments. The Company also removes any income or losses from equity method investments from non-GAAP net income from continuing operations and Adjusted EBITDA.

Forward-Looking Statements
Statements used in this press release that relate to future plans, events, financial results, performance, prospects, or growth opportunities, including statements relating to the Company’s third quarter and full year 2026 guidance (including net sales, and Adjusted EBITDA from Continuing Operations), strength and demand of the Company’s products and services, continued brand momentum, positioning of the Company’s brands to gain market share, demand for golf and outdoor activities and apparel, continued investments in the business, consumer trends and behavior, future industry and market conditions, product launch schedules, completion of any share repurchases, including the timing and amount thereof, return of capital to shareholders and positioning to create shareholder value, dividend income, profitability and gross margins, cash balances and future liquidity, foreign currency effects and their impacts, tariff and tax rates and the effectiveness of mitigation efforts relating thereto, potential refunds of IEEPA tariffs, and statements of belief and any statement of assumptions underlying any of the foregoing, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “estimate,” “could,” “would,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including uncertainty regarding global economic conditions, including relating to inflation, decreases in consumer demand and spending, and any severe or prolonged economic downturn or economic recession; the Company’s level of indebtedness; continued availability of credit facilities and liquidity and ability to comply with applicable debt covenants; effectiveness of capital allocation and cost/expense reduction efforts; continued brand momentum and product success; growth in the direct-to-consumer and e-commerce channels; ability to realize the benefits of the continued investments in the Company’s business; consumer acceptance of and demand for the Company’s and its subsidiaries’ products; any changes in U.S. or foreign trade, tax or other policies, including restrictions on imports or an increase in import tariffs; future retailer purchasing activity, which can be significantly negatively affected by adverse industry and economic conditions and overall retail inventory levels; the level of promotional activity in the marketplace; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company’s hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company’s and its subsidiaries’ products or on the Company’s ability to manage its operations, supply chain and delivery logistics in such an environment; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company’s products or in manufacturing the Company’s products; and a decrease in participation levels in golf generally. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
About Callaway Golf Company
Callaway Golf Company (NYSE: CALY), is a premium golf equipment, gear and apparel company with a portfolio of global brands, including Callaway Golf, Odyssey, TravisMathew, and OGIO. Through an unwavering commitment to innovation and premium craftsmanship, Callaway designs, manufactures, and sells high-performance golf clubs, golf balls, apparel, bags, and other accessories—setting the standard for performance in the game of golf. For more information, please visit https://ir.callawaygolf.com.
Investor Contact
Patrick Burke
invrelations@callawaygolf.com

CALLAWAY GOLF COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$278.1	$903.2
Restricted cash	0.2	—
Accounts receivable, net	315.7	123.2
Inventories	518.2	625.3
Other current assets	135.2	113.9
Current assets of discontinued operations	—	4,170.0
Total current assets	1,247.4	5,935.6
Property, plant and equipment, net	155.7	159.5
Operating lease right-of-use assets, net	161.0	173.5
Goodwill and intangible assets, net	841.4	842.2
Equity method investments	213.9	—
Other assets, net	163.5	175.2
Total assets	$2,782.9	$7,286.0
LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$236.2	$296.2
Accrued employee compensation and benefits	66.2	84.9
Long-term debt, current portion	3.6	765.3
Asset-based credit facilities	43.1	44.7
Operating lease liabilities, short-term	23.1	22.9
Deferred revenue	15.9	21.5
Other current liabilities	21.8	18.5
Current liabilities of discontinued operations	—	3,113.5
Total current liabilities	409.9	4,367.5
Long-term debt, net	4.1	650.7
Operating lease liabilities, long-term	176.5	189.7
Other long-term liabilities	30.0	9.2
Total shareholders’ equity	2,162.4	2,068.9
Total liabilities and shareholders’ equity	$2,782.9	$7,286.0

CALLAWAY GOLF COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$612.2	$600.4	$1,299.7	$1,230.0
Cost of sales	305.5	337.0	666.3	683.0
Gross profit	306.7	263.4	633.4	547.0
Operating expenses:
Selling, general and administrative expense	176.1	173.7	349.4	338.3
Research and development expense	15.8	15.4	31.0	31.3
Total operating expenses	191.9	189.1	380.4	369.6
Income (loss) from operations	114.8	74.3	253.0	177.4
Interest income (expense), net	(4.6)	(15.3)	(10.4)	(30.2)
Other income (expense), net	1.4	(0.4)	4.3	2.0
Total other income (expense), net	(3.2)	(15.7)	(6.1)	(28.2)
Income (loss) from equity method investments	(1.0)	—	(28.7)	—
Income (loss) from continuing operations, before income taxes	110.6	58.6	218.2	149.2
Income tax provision (benefit)	34.8	13.1	67.5	40.3
Net income (loss) from continuing operations	$75.8	$45.5	$150.7	$108.9
Net income (loss) from discontinued operations, net of tax	(0.6)	(25.2)	17.6	(86.5)
Net income (loss)	$75.2	$20.3	$168.3	$22.4

Basic earnings (loss) per common share:
Continuing operations	$0.42	$0.25	$0.83	$0.59
Discontinued operations	$—	$(0.14)	$0.10	$(0.47)
Net earnings (loss)	$0.42	$0.11	$0.93	$0.12

Diluted earnings (loss) per common share:
Continuing operations	$0.40	$0.24	$0.78	$0.56
Discontinued operations	$—	$(0.12)	$0.09	$(0.42)
Net earnings (loss)	$0.40	$0.11	$0.87	$0.13

Weighted-average common shares outstanding:
Basic	179.7	183.8	181.7	183.6
Diluted	190.1	199.8	196.3	199.0

CALLAWAY GOLF COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss) from continuing operations	$150.7	$108.9
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	20.3	22.9
Loss from equity method investments	28.7	—
Amortization of debt discount and issuance costs	1.4	3.0
Impairment losses	1.8	—
Gain on lease termination incentive	—	(12.0)
Deferred taxes, net	47.9	12.0
Share-based compensation	12.4	11.3
Loss from debt extinguishment	9.8	—
Loss (gain) on asset disposals, net	0.6	0.1
Unrealized net losses (gains) on hedging instruments and foreign currency	2.0	(6.8)
Gain on investment from golf-related ventures	(4.6)	—
Other	—	0.3
Change in assets and liabilities, net of business combinations	(190.5)	(158.0)
Net cash provided by (used in) operating activities - continuing operations	80.5	(18.3)
Net cash provided by (used in) operating activities - discontinued operations	—	60.0
Net cash provided by (used in) operating activities	80.5	41.7
Cash flows from investing activities:
Capital expenditures	(18.4)	(16.1)
Investment in golf-related ventures	(0.6)	(0.6)
Acquisition of intangible assets	—	(0.7)
Distributions from equity method investments	5.6	—
Proceeds from sale of business line, net of cash retained	820.1	286.0
Net cash provided by (used in) investing activities - continuing operations	806.7	268.6
Net cash provided by (used in) investing activities - discontinued operations	—	(128.3)
Net cash provided by (used in) investing activities	806.7	140.3
Cash flows from financing activities:
Repayments of long-term debt	(1,426.3)	(9.2)
Proceeds from credit facilities, net	—	19.9
Debt issuance costs	—	(0.4)
Repayments of financing leases	(0.7)	(0.1)
Acquisition of treasury stock	(84.5)	(3.3)
Net cash provided by (used in) financing activities - continuing operations	(1,511.5)	6.9
Net cash provided by (used in) financing activities - discontinued operations	—	36.9
Net cash provided by (used in) financing activities	(1,511.5)	43.8
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.9)	7.7
Net increase (decrease) in cash, cash equivalents and restricted cash	(625.2)	233.5
Cash, cash equivalents and restricted cash at beginning of period	903.5	450.3
Cash, cash equivalents and restricted cash at end of period	$278.3	$683.8
Less: restricted cash of continuing and discontinued operations at end of period	(0.2)	(0.3)
Cash and cash equivalents of continuing operations at end of period	$278.1	$683.5

CALLAWAY GOLF COMPANY
CONSOLIDATED NET SALES AND OPERATING SEGMENT INFORMATION
(In millions)
(Unaudited)

	Net Sales by Category
	Three Months Ended June 30,		Growth/(Decline)		Constant Currency vs. 2025(1)
	2026	2025	Dollars	Percent	Percent
Net sales:
Golf Clubs	$316.5	$312.7	$3.8	1.2%	2.2%
Golf Balls	113.8	99.1	14.7	14.8%	15.0%
Apparel	105.2	104.3	0.9	0.9%	2.1%
Gear, Accessories & Other	76.7	84.3	(7.6)	(9.0%)	(8.3%)
Total net sales	$612.2	$600.4	$11.8	2.0%	2.8%

(1) Calculated by applying 2025 exchange rates to 2026 reported net sales in regions outside the U.S.

	Net Sales by Region
	Three Months Ended June 30,		Growth/(Decline)		Constant Currency vs. 2025(1)
	2026	2025	Dollars	Percent	Percent
Net sales:
United States	$414.7	$401.1	$13.6	3.4%	3.4%
Europe	64.8	64.6	0.2	0.3%	(1.2%)
Asia	90.3	91.9	(1.6)	(1.7%)	6.3%
Rest of world	42.4	42.8	(0.4)	(0.9%)	(4.0%)
Total net sales	$612.2	$600.4	$11.8	2.0%	2.8%

(1) Calculated by applying 2025 exchange rates to 2026 reported net sales in regions outside the U.S.

	Operating Segment Information
	Three Months Ended June 30,		Growth/(Decline)		Constant Currency vs. 2025(1)
	2026	2025	Dollars	Percent	Percent
Net sales:
Golf Equipment	$430.3	$411.8	$18.5	4.5%	5.3%
Apparel, Gear and Other	181.9	188.6	(6.7)	(3.6%)	(2.5%)
Total net sales	$612.2	$600.4	$11.8	2.0%	2.8%

Segment operating income (loss):
Golf Equipment	$100.3	$76.2	$24.1	31.6%
Apparel, Gear and Other	33.4	29.3	4.1	14.0%
Total segment operating income	133.7	105.5	28.2	26.7%
Non-recurring items (2)	7.5	(0.9)	8.4	n/m
Corporate costs and expenses (3)	(26.4)	(30.3)	3.9	(12.9%)
Income (loss) from operations	114.8	74.3	40.5	54.5%
Interest income (expense), net	(4.6)	(15.3)	10.7	(69.9%)
Other income (expense), net	1.4	(0.4)	1.8	n/m
Total other income (expense), net	(3.2)	(15.7)	12.5	(79.6%)
Income (loss) from equity method investments	(1.0)	—	(1.0)	n/m
Total income (loss) from continuing operations, before income taxes	$110.6	$58.6	$52.0	88.7%

(1) Calculated by applying 2025 exchange rates to 2026 reported net sales in regions outside the U.S.
(2) Includes certain non-recurring and non-cash items as described in the below schedules to this release.
(3) Includes corporate general and administrative expenses not utilized by management in determining segment profitability. For 2025, corporate costs and expenses also includes adjustments for discontinued operations related to indirect costs that were previously allocated to the Topgolf and Jack Wolfskin businesses.

CALLAWAY GOLF COMPANY
CONSOLIDATED NET SALES AND OPERATING SEGMENT INFORMATION
(In millions)
(Unaudited)

	Net Sales by Product Category
	Six Months Ended June 30,		Growth/(Decline)		Constant Currency vs. 2025(1)
	2026	2025	Dollars	Percent	Percent
Net sales:
Golf Clubs	$697.1	$652.7	$44.4	6.8%	6.5%
Golf Balls	219.4	203.0	16.4	8.1%	7.5%
Apparel	207.9	202.3	5.6	2.8%	3.6%
Gear, Accessories & Other	175.3	172.0	3.3	1.9%	1.6%
Total net sales	$1,299.7	$1,230.0	$69.7	5.7%	5.5%

(1) Calculated by applying 2025 exchange rates to 2026 reported net sales in regions outside the U.S.

	Net Sales by Region
	Six Months Ended June 30,		Growth/(Decline)		Constant Currency vs. 2025(1)
	2026	2025	Dollars	Percent	Percent
Net sales:
United States	$863.5	$817.2	$46.3	5.7%	5.7%
Europe	148.0	128.9	19.1	14.8%	8.5%
Asia	193.9	198.7	(4.8)	(2.4%)	2.5%
Rest of world	94.3	85.2	9.1	10.7%	5.9%
Total net sales	$1,299.7	$1,230.0	$69.7	5.7%	5.5%

(1) Calculated by applying 2025 exchange rates to 2026 reported net sales in regions outside the U.S.

	Operating Segment Information
	Six Months Ended June 30,		Growth/(Decline)		Constant Currency vs. 2025(1)
	2026	2025	Dollars	Percent	Percent
Net sales:
Golf Equipment	$916.5	$855.7	$60.8	7.1%	6.7%
Apparel, Gear and Other	383.2	374.3	8.9	2.4%	2.6%
Total net sales	$1,299.7	$1,230.0	$69.7	5.7%	5.5%

Segment operating income:
Golf Equipment	$217.9	$178.0	$39.9	22.4%
Apparel, Gear and Other	85.4	64.7	20.7	32.0%
Total segment operating income	303.3	242.7	60.6	25.0%
Non-recurring items (2)	3.5	(2.2)	5.7	n/m
Corporate costs and expenses (3)	(53.8)	(63.1)	9.3	(14.7)%
Income (loss) from operations	253.0	177.4	75.6	42.6%
Interest income (expense), net	(10.4)	(30.2)	19.8	(65.6)%
Other income (expense), net	4.3	2.0	2.3	115.0%
Total other income (expense), net	(6.1)	(28.2)	22.1	(78.4)%
Income (loss) from equity method investments	(28.7)	—	(28.7)	n/m
Income (loss) from continuing operations, before income taxes	$218.2	$149.2	$69.0	46.2%

(1) Calculated by applying 2025 exchange rates to 2026 reported net sales in regions outside the U.S.
(2) Includes certain non-recurring and non-cash items as described in the below schedules to this release.
(3) Includes corporate general and administrative expenses not utilized by management in determining segment profitability. For 2025, corporate costs and expenses also includes adjustments for discontinued operations related to indirect costs that were previously allocated to the Topgolf and Jack Wolfskin businesses.

CALLAWAY GOLF COMPANY
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2026					2025
	GAAP	Non-Cash Acquisition-related Amortization	Non-Recurring Items(1)	(Loss) From Equity Method Investments	Non- GAAP	GAAP	Non-Cash Acquisition-related Amortization	Non-Recurring Items(2)	Non- GAAP
Net sales	$612.2	$—	$—	$—	$612.2	$600.4	$—	$—	$600.4
Cost of sales	305.5	—	(9.7)	—	315.2	337.0	—	0.1	336.9
Gross profit	$306.7	$—	$9.7	$—	$297.0	$263.4	$—	$(0.1)	$263.5
Gross Margin	50.1%				48.5%	43.9%			43.9%

(1) Primarily includes $10.8 million of tariff refunds, partially offset by $0.6 million of charges incurred to relocate to a new UK warehouse as a result of the sale of the Jack Wolfskin business in 2025.

(2) Primarily includes costs incurred to centralize warehousing and distribution operations to achieve synergies in connection with the Company’s acquisitions.

	Three Months Ended June 30,
	2026					2025
	GAAP	Non-Cash Acquisition-related Amortization	Non-Recurring Items(1)	(Loss) From Equity Method Investments(3)	Non- GAAP	GAAP	Non-Cash Acquisition-related Amortization	Interest Expense & Non-Recurring Items(2)	Non- GAAP
Income (loss) from continuing operations	$114.8	$(0.1)	$7.6	$—	$107.3	$74.3	$(0.1)	$(0.8)	$75.2
Net income (loss) from continuing operations	$75.8	$—	$4.9	$(2.9)	$73.8	$45.5	$(0.1)	$6.7	$38.9

(1) Primarily includes $10.8 million of tariff refunds, partially offset by a $2.3 million write-off of debt issuance costs associated with the full repayment of the term loan in May 2026, $0.6 million of costs incurred to relocate to a new UK warehouse as a result of the sale of the Jack Wolfskin business in 2025, and $0.4 million of restructuring charges associated with the Transformation Plan. In addition, for 2026, non-recurring items include $1.1 million of costs incurred under the Transition Services Agreement with Topgolf, which are offset by $1.1 million of cost recovery fees received from Topgolf related to these transition services.

(2) Primarily includes $0.5 million of restructuring charges related to the Transformation Plan. In addition, $9.6 million of term loan interest expense incurred at the corporate level and included in discontinued operations on a GAAP basis is reflected as part of continuing operations on a non-GAAP basis in order to show the full effect of consolidated interest expense.

(3) In 2026, amounts include our $1.0 million proportionate share of Topgolf’s net losses combined with $1.9 million of unfavorable tax impacts.

	Three Months Ended June 30,
	2026					2025
	GAAP	Non-Cash Acquisition-related Amortization	Non-Recurring Items	(Loss) From Equity Method Investments	Non- GAAP	GAAP	Non-Cash Acquisition-related Amortization	Interest Expense & Non-Recurring Items	Non- GAAP
Diluted earnings (loss) per share from continuing operations (1)	$0.40	$—	$0.03	$(0.02)	$0.39	$0.24	$—	$0.03	$0.20
Weighted-average shares outstanding - diluted	190.1	190.1	190.1	190.1	190.1	199.8	199.8	199.8	199.8
(1) When aggregated, earnings per share amounts may not be additive due to rounding.

CALLAWAY GOLF COMPANY
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

	Six months ended June 30,
	2026						2025
	GAAP	Non-Cash Acquisition-related Amortization	Non-Recurring Items(1)	Tax Valuation Allowance	(Loss) From Equity Method Investments	Non- GAAP	GAAP	Non-Cash Acquisition-related Amortization	Non-Recurring Items(2)	Non- GAAP
Net sales	$1,299.7	$—	$—	$—	$—	$1,299.7	$1,230.0	$—	$—	$1,230.0
Cost of sales	666.3	—	(8.6)	—	—	674.9	683.0	—	0.4	682.6
Gross profit	$633.4	$—	$8.6	$—	$—	$624.8	$547.0	$—	$(0.4)	$547.4
Gross Margin	48.7%					48.1%	44.5%			44.5%

(1) Primarily includes $10.8 million of tariff refunds, partially offset by $1.7 million of charges incurred to relocate to a new UK warehouse as a result of the sale of the Jack Wolfskin business in 2025.

(2) Primarily includes restructuring and reorganization costs.

	Six months ended June 30,
	2026						2025
	GAAP	Non-Cash Acquisition-related Amortization	Non-Recurring Items(1)	Tax Valuation Allowance(3)	(Loss) From Equity Method Investments(4)	Non- GAAP	GAAP	Non-Cash Acquisition-related Amortization	Interest Expense & Non-Recurring Items(2)	Non- GAAP
Income (loss) from operations	$253.0	$(0.3)	$3.8	$—	$—	$249.5	$177.4	$(0.2)	$(2.0)	$179.6
Net income (loss) from continuing operations	$150.7	$(0.2)	$0.5	$0.1	$(35.3)	$185.6	$108.9	$(0.1)	$13.0	$96.0

(1) Primarily includes $10.8 million of tariff refunds and a $4.3 million gain on the Company’s investment in Five Iron, partially offset by $9.8 million of write-offs of debt issuance costs associated with the January and May 2026 repayments of the Company's term loan, $1.7 million of charges incurred to relocate to a new UK warehouse as a result of the sale of the Jack Wolfskin business in 2025, $1.5 million of costs associated with the Transformation Plan, and a $0.7 million write-off of software assets stemming from the separation from Topgolf. In addition, non-recurring items for 2026 include $2.3 million of costs incurred under the Transition Services Agreement with Topgolf, which were fully offset by $2.3 million of cost recovery fees received from Topgolf related to those transition services.

(2) Primarily includes $1.5 million of costs associated with the Transformation Plan and $0.4 million of costs incurred to centralize warehousing and distribution operations to achieve synergies in connection with the Company’s acquisitions. In addition, $19.1 million of term loan interest expense incurred at the corporate level and included as part of discontinued operations on a GAAP basis is being reflected as part of continuing operations on a non-GAAP basis in order to show the full effect of consolidated interest expense.

(3) During the first quarter of fiscal year 2026, we released valuation allowances on certain U.S. deferred tax assets in both continuing and discontinued operations related to the disposal of the Topgolf and Jack Wolfskin businesses.

(4) In 2026, amounts include our $28.7 million proportionate share of Topgolf’s net losses combined with $6.6 million of unfavorable tax impacts.

	Six months ended June 30,
	2026						2025
	GAAP	Non-Cash Acquisition-related Amortization	Non-Recurring Items	Tax Valuation Allowance	(Loss) From Equity Method Investments	Non- GAAP	GAAP	Non-Cash Acquisition-related Amortization	Interest Expense & Non-Recurring Items	Non- GAAP
Diluted earnings (loss) per share from continuing operations (1)	$0.78	$—	$—	$—	$(0.18)	$0.96	$0.56	$—	$0.07	$0.50
Weighted-average shares outstanding - diluted	196.3	196.3	196.3	196.3	196.3	196.3	199.0	199.0	199.0	199.0

(1) When aggregated, earnings per share amounts may not be additive due to rounding.

CALLAWAY GOLF COMPANY
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

	2026 Trailing Twelve Month Adjusted EBITDA					2025 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended					Quarter Ended
	September 30,	December 31,	March 31,	June 30,		September 30,	December 31,	March 31,	June 30,
	2025	2025	2026	2026	Total	2024	2024	2025	2025	Total
Net income (loss) from continuing operations	$(4.1)	$(66.0)	$74.9	$75.8	$80.6	$31.0	$(93.9)	$63.4	$45.5	$46.0
Interest expense (income), net	14.8	15.6	5.8	4.6	40.8	15.1	14.7	14.9	15.3	60.0
Income tax provision (benefit)	2.7	5.8	32.7	34.8	76.0	(34.8)	62.2	27.2	13.1	67.7
Non-cash depreciation and amortization expense	10.8	10.4	10.8	9.5	41.5	11.3	11.8	11.7	11.2	46.0
Non-cash stock compensation and stock warrant expense, net	5.8	6.7	6.5	5.9	24.9	5.6	7.1	5.9	5.4	24.0
Non-cash lease amortization, net	0.3	0.1	(0.5)	(0.2)	(0.3)	0.4	0.4	0.6	0.6	2.0
Acquisitions & non-recurring items, before income taxes(1)	0.3	2.3	5.8	(6.5)	1.9	1.2	2.1	1.2	0.9	5.4
Loss (income) from equity method investments	—	—	27.7	1.0	28.7	—	—	—	—	—
Adjusted EBITDA	$30.6	$(25.1)	$163.7	$124.9	$294.1	$29.8	$4.4	$124.9	$92.0	$251.1

(1) In 2026, amounts primarily relate to the recognition of tariff refunds, remeasurement gains on our cost method investment and gains on the disposal of intellectual property, partially offset by the write-off of debt issuance costs associated with the January and May 2026 repayments on our term loan, charges incurred to relocate to a new UK warehouse as a result of the sale of the Jack Wolfskin business, the write-off of IT assets stemming from the sale of Topgolf, and restructuring charges related to the Transformation Plan. In 2025, amounts primarily include restructuring and reorganization charges related to the Transformation Plan. In 2024, amounts primarily include restructuring and reorganization charges in connection with the Transformation Plan and IT integration charges associated with the implementation of a new cloud based HRM system.